Exhibit 99(a)

FIRST CITIZENS BANCORP

P.O. Box 3300

Cleveland, Tennessee 37320

Telephone: (423) 478-8650

Facsimile: (423) 479-6276

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 11 , 2006.

The undersigned acknowledges receipt of the accompanying notice of special meeting and proxy statement/ prospectus, each dated June __, 2006, and revoking all prior proxies, hereby appoints Kenneth H. Rayborn and F. Alan Smith, and each of them, with full power of substitution, proxies to vote all the shares of common stock of First Citizens Bancorp, a Tennessee corporation (the “Company”), which the undersigned may be entitled to vote, at the special meeting of shareholders to be held on the date set forth above, and at any postponements or adjournment thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS 1 AND 2:

1.	Proposal to ratify and approve the Agreement and Plan of Merger, as amended (the “Merger Agreement”) between the Company and BB&T Corporation, a North Carolina corporation (“BB&T”), which Merger Agreement provides, among other things, for the merger of the Company with and into BB&T, and the conversion of the issued and outstanding shares of the Company’s common stock into shares of BB&T’s common stock, cash or a combination of BB&T common stock and cash, as more fully described in the combined proxy statement and prospectus dated June __, 2006.

FOR    ☐                 AGAINST  ☐                 ABSTAIN  ☐

2.	Adjourn the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of Proposal 1 to approve Proposal 1.

FOR    ☐                 AGAINST  ☐                 ABSTAIN  ☐

3.	Other matters: If any other business properly comes before the meeting, this proxy will be voted at the discretion of the proxy holders.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS INDICATED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDERS FOR ANY BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN YOUR NAME(S) EXACTLY AS SHOWN ON YOUR STOCK CERTIFICATES, AND RETURN THIS PROXY CARD AS PROMPTLY AS PRACTICAL IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR FAX TO THE ATTENTION OF KEN RAYBORN AT (423) 479-6276.

Date ______________________________________

Signature __________________________________	Printed Name _______________________________

Signature if Held Jointly ______________________	Printed Name _______________________________

Please date and sign exactly as your name(s) appear on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign.